As filed with the Securities and Exchange Commission on October 11, 2016.	Registration No. 333-129067

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OTTAWA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	20-3074627
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Ottawa Savings Bank Employee Savings & Profit Sharing Plan and Trust

(Full title of the plan)

Jon Kranov

President and Chief Executive Officer

Ottawa Savings Bancorp, Inc.

925 LaSalle Street

Ottawa, Illinois 61350

(815) 433-2525

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Edward G. Olifer, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 126-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company /X/

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on October 17, 2005 by Ottawa Savings Bancorp, Inc., a United States corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-129067, registering 44,287 shares of common stock, par value $0.01 per share, for issuance under the Ottawa Savings Bank Employee Savings & Profit Saving Plan and Trust and an indeterminate number of participation interests issued pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of Illinois on October 11, 2016.

OTTAWA SAVINGS BANCORP, INC.

By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer
(principal executive officer)

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act.